UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015

TE CONNECTIVITY LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen
Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2015, TE Connectivity Ltd. (“the Company”) announced that Terrence Curtin, who is currently the Company’s Executive Vice President and President, Industrial Solutions, has been named the President of the Company, effective immediately.  In connection with his appointment, Mr. Curtin was awarded an approximate 24% increase in his base pay from $669,049 to $825,000, and an increase in his target bonus percentage pursuant to the Company’s annual bonus plan from 90% to 100% of base salary. In all other respects, the terms and conditions of Mr. Curtin’s employment will continue to be governed by the Employment Agreement dated as of December 20, 2013 between Mr. Curtin and Tyco Electronics Corporation, a subsidiary of the Company.  Mr. Curtin was also awarded a promotional grant consisting of (1) non-qualified stock options to purchase 20,250 common shares at an exercise price of $72.13 which vest in equal installments over four years starting on the first anniversary of the grant date and expire on March 8, 2025, (2) performance stock units (“PSUs”) to purchase 3,160 shares and (3) 2,100 restricted stock units which vest in equal installments over four years starting on the first anniversary of the grant date.  The PSUs granted provide Mr. Curtin the opportunity to earn shares of the Company’s stock based on the Company’s earnings per share (“EPS”) growth relative to the Standard & Poor’s 500 Non-Financial Companies Index over a three-year performance cycle which concludes at the end of Fiscal-Year 2017. In each year of the performance cycle, one-third of the PSUs granted (the “annual target amount”) can be earned based on the predetermined performance schedule. Annually, a minimum threshold must be achieved in order for any portion of the PSUs to be earned. Specifically, in any year that the Company’s EPS growth is within the 45th to 55th percentile of the index, the annual target amount will be reserved for delivery to Mr. Curtin following completion of the three-year performance cycle. If the Company’s results are higher, up to 200% of the annual target amount will be reserved for delivery. If results are lower, a smaller percentage will be reserved for delivery, and no PSUs will be reserved if the performance threshold has not been met. PSUs that have been reserved will vest at the end of the three-year performance cycle. Mr. Curtin also will receive dividend equivalent stock units commensurate with the portion of the PSUs that are reserved and vested.  The foregoing equity awards were granted under the terms of the Company’s 2007 Stock and Incentive Plan.

Prior to his appointment as President of the Company, Mr. Curtin served as Executive Vice President and President, Industrial Solutions of the Company from August 2012 to March 2015, and previously served as Executive Vice President and Chief Financial Officer from October 2006 through July 2012.  Background information on Mr. Curtin can be found in the Company’s proxy statement filed with the Securities and Exchange Commission on January 14, 2015.  A copy of the press release announcing Mr. Curtin’s promotion is attached as Exhibit 99.1 and is incorporated herein by reference.

In addition, on March 9, 2015 each of Joseph B. Donahue and Robert N. Shaddock were each awarded a special grant as follows.  Mr. Donahue’s equity grant consists of 14,030 restricted stock units which vest on September 29, 2017.  Mr. Shaddock’s equity grant consists of 21,040 restricted stock units which vest on September 28, 2018.  The foregoing equity awards were granted under the terms of the Company’s 2007 Stock and Incentive Plan.

Item 9.01.    Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
99.1	Press Release dated March 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TE CONNECTIVITY LTD.
(Registrant)

	By:	/s/ Harold G. Barksdale
Harold G. Barksdale
Corporate Secretary

Date: March 10, 2015